EX-35.3
(logo) Universal Master Servicing



SERVICER COMPLIANCE STATEMENT

I, Michael Schlaff, hereby certify that I am an officer of Universal Master Servicing, LLC, (the "Servicer"). I further certify, with respect to the applicable servicing agreement relating to the securitization transactions(s) set forth on Exhibit A attached hereto (the "Servicing Agreement") that:

i. A review of the activities of the Servicer during the preceding calendar year and of the performance of the Servicer under the Servicing Agreement has been made under my supervision; and

ii. To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Servicing Agreement in all material respects throughout such year.


Universal Master Servicing, LLC.

Certified by: /s/ Michael Schlaff

Name: Michael Schlaff

Title: Vice President

Date: March 10, 2008



200 South Tryon Street * Suite 900 * Charlotte, NC 28202
Tel: 704-632-1040 * Fax: 704-632-1041


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Exhibit A


CSAB Mortgage-Backed Pass-Through Certificates, Series 2007-1

CSMC Mortgage-Backed Pass-Through Certificates, Series 2007-3

CSMC Mortgage-Backed Pass-Through Certificates, Series 2007-4

CSMC Mortgage-Backed Pass-Through Certificates, Series 2007-6

CSMC Mortgage-Backed Pass-Through Certificates, Series 2007-7